    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 29, 1997.

                                                 REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                             AEROQUIP-VICKERS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     OHIO                                           34-4288310
        (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)

                     3000 Strayer, Maumee, Ohio 43537-0050
                                 (419) 867-2200
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              JAMES E. KLINE, Esq.
                       Vice President and General Counsel
                                  3000 Strayer
                                  P.O. Box 50
                            Maumee, Ohio 43537-0050
                                 (419) 867-2200
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

              LOUIS RORIMER, Esq.                           HOWARD G. GODWIN, JR., Esq.
          Jones, Day, Reavis & Pogue                             Brown & Wood LLP
                  North Point                                 One World Trade Center
              901 Lakeside Avenue                            New York, New York 10048
             Cleveland, Ohio 44114                                (212) 839-5300
                (216) 586-3939

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

   From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================
   TITLE OF EACH CLASS OF                       PROPOSED MAXIMUM  PROPOSED MAXIMUM     AMOUNT OF
      SECURITIES TO BE          AMOUNT TO BE   AGGREGATE OFFERING AGGREGATE OFFERING    REGISTRATION
       REGISTERED(1)           REGISTERED(2)   PRICE PER SHARE(3)      PRICE(3)          FEE(4)
-----------------------------------------------------------------------------------------------------
Debt Securities.............    $200,000,000          100%          $200,000,000       $60,606.06
=====================================================================================================

(1) This registration statement also covers delayed delivery contracts that may be issued by the Registrant under which the party purchasing such contracts may be required to purchase Debt Securities. Such contracts may be issued together with the specific securities to which they relate.

(2) In U.S. dollars or the equivalent thereof in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units).

(3) Estimated solely for purposes of calculating the registration fee.

(4) Pursuant to Rule 429 under the Securities Act of 1933, $50,000,000 of Debt Securities are carried forward from Registration Statement No. 333-1709. The amount of the registration fee associated with such Debt Securities that was previously paid with Registration Statement No. 333-1709 is $17,241.
                            ------------------------
    Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this registration statement is a combined prospectus relating also to Registration Statement No. 333-1709. This registration statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-1709, and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act of 1933. This registration statement and the registration statement amended hereby are collectively referred to as the "Registration Statement."
                            ------------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING IN ACCORDANCE WITH SAID SECTION 8(A), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION

                  PRELIMINARY PROSPECTUS DATED AUGUST 29, 1997

PROSPECTUS

                                  $250,000,000

                             AEROQUIP-VICKERS, INC.
                                DEBT SECURITIES

                            ------------------------

     Aeroquip-Vickers, Inc. ("Aeroquip-Vickers" or the "Corporation") may offer from time to time debt securities consisting of debentures, notes or other unsecured evidences of indebtedness (the "Securities") with an aggregate initial public offering price of up to $250,000,000 or the equivalent in foreign currency or currency units. The Securities may be offered as separate series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in supplements to this Prospectus. Aeroquip-Vickers may sell the Securities to or through underwriters, and also may sell the Securities directly to dealers or other purchasers or through agents. See "Plan of Distribution."

     The terms of the Securities, including, where applicable, the specific designation, aggregate principal amount, denominations, maturity, rate (which may be fixed or variable) and time of payment of interest, if any, the currency or currency units in which payments in respect of the Securities may be made, purchase price, terms for redemption, the public offering price, the names of any underwriters or agents, the principal amounts, if any, to be purchased by underwriters and any compensation of such underwriters or agents and the other terms in connection with the offering and sale of the Securities in respect of which this Prospectus is being delivered, are to be set forth in a Prospectus Supplement (a "Prospectus Supplement").

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                            ------------------------

               THE DATE OF THIS PROSPECTUS IS SEPTEMBER   , 1997.

                             AVAILABLE INFORMATION

     Aeroquip-Vickers is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by Aeroquip-Vickers with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Commission's Regional Offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers, such as Aeroquip-Vickers, that file electronically with the Commission. The address of that site is http://www.sec.gov.

     Reports, proxy statements and other information concerning Aeroquip-Vickers may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005; the Chicago Stock Exchange, One Financial Place, 440 S. LaSalle Street, Chicago, Illinois 60605; the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104; The Stock Exchange, P.O. Box 119, London EC2P 2BT England; and the Frankfurt Stock Exchange, c/o Dresdner Bank AG, Jurgen-Ponto-Platz 1, D-6000 Frankfurt am Main 11, Germany.

     Aeroquip-Vickers has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement and the exhibits thereto may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission upon payment of the prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission in accordance with Section 13 of the Exchange Act are incorporated herein by reference:

          1. Annual Report on Form 10-K for the year ended December 31, 1996.

          2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997.

          3. Current Report on Form 8-K filed on April 24, 1997.

     All documents filed by Aeroquip-Vickers pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

     Aeroquip-Vickers will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Requests should be directed to the Secretary of Aeroquip-Vickers at the address or telephone number set forth immediately below.

                                THE CORPORATION

     Aeroquip-Vickers is a world leader in the manufacture and distribution of engineered components and systems for industry, sold through its operating companies, Aeroquip Corporation and Vickers, Incorporated, to the industrial, automotive and aerospace markets. Aeroquip-Vicker's executive offices are located at 3000 Strayer, Maumee, Ohio 43537-0050, and its telephone number at that address is (419) 867-2200.

                                USE OF PROCEEDS

     Unless otherwise described in the applicable Prospectus Supplement, Aeroquip-Vickers intends to use the net proceeds from the sale of the Securities for general corporate purposes, which may include the reduction of short-term borrowings and the repayment of certain indebtedness.

                           DESCRIPTION OF SECURITIES

     The Securities are to be issued under that certain Indenture, dated as of May 1, 1996 (such indenture, supplemented by that certain First Supplemental Indenture, dated as of April 17, 1997, and as it may be further supplemented from time to time, and including the provisions deemed to be included therein by the Trust Indenture Act of 1939, the "Indenture"), between the Corporation and The First National Bank of Chicago (as successor-in-interest to NBD Bank), as Trustee (the "Trustee"), a copy of which is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, including the definitions therein of certain terms.

     The Indenture provides that, in addition to the Securities, additional indebtedness may be issued thereunder without limitation as to aggregate principal amount.

GENERAL

     Reference is made to the Prospectus Supplement relating to the particular series of Securities offered thereby for the following terms of the Securities:
(1) the title of such Securities; (2) any limit upon the aggregate principal amount of such Securities; (3) the principal payment date or dates of such Securities; (4) if interest bearing, the interest rate or rates of the Securities, whether the interest rate is variable and if so, the manner of calculation of the interest rate, the date or dates from which interest will accrue, the interest payment dates and the record dates; (5) the place or places where principal of and interest on the Securities are payable; (6) any redemption provisions applicable to the Securities; (7) any sinking fund or analogous provisions applicable to the Securities; (8) if other than U.S. dollars, the currencies in which the principal of and premium, if any, and interest on the Securities are payable; (9) if other than $1,000 and integral multiples thereof, the denominations of the Securities; (10) if other than the principal amount thereof, the portion of the principal amount of the Securities payable upon acceleration; (11) whether the Securities are issuable as registered Securities or unregistered Securities and if issued as unregistered Securities provisions with respect to the offer, sale, delivery or exchange of the Securities; (12) whether and under what circumstances the Corporation will pay additional amounts (the "Additional Amounts") in respect of specified taxes, assessments or other governmental charges and whether the Corporation has the option to redeem the affected Securities rather than pay the Additional Amounts;
(13) any defeasance provisions applicable to the Securities; (14) any book-entry provisions with respect to the Securities and any depository for the Securities; and (15) any other terms of such Securities (which terms shall not be inconsistent with the provisions of the Indenture). (Section 2.01 of the Indenture)

     The Securities will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Corporation. The Indenture does not limit the incurrence of additional indebtedness, whether secured or unsecured.

     If the Securities are in registered form, principal and premium, interest and Additional Amounts, if any, will be payable, and such Securities will be transferable, at the offices of the Trustee at c/o First Chicago Trust Company of New York, 14 Wall Street, 8th Floor, Window 2, New York, New York, 10005, provided that payment of interest may be made at the option of the Corporation by check mailed to the address of the person entitled thereto, or in the case of Global Securities (as described below), by wire transfer of immediately available funds. (Sections 4.01 and 4.02 of the Indenture) Principal of, and premium, interest and Additional Amounts, if any, on Securities in bearer form and coupons appertaining thereto, if any, will be payable against surrender of such Securities or coupons, as the case may be, subject to any applicable laws and regulations, at such paying agencies outside of the United States as the Corporation may appoint from time to time at the places and subject to the restrictions set forth in each of the Indenture, the Securities and the related Prospectus Supplement. (Sections 4.01, 4.02 and 4.03 of the Indenture) Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery. No service charge will be made for any transfer or exchange of such Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 2.05 of the Indenture)

     If any Prospectus Supplement specifies that Securities are denominated in a currency or currency unit other than U.S. dollars, such Prospectus Supplement will also specify the denominations in which such Securities will be issued and the currency in which the principal and premium, interest and Additional Amounts, if any, on such Securities will be payable.

     The Securities may be issued as discounted Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount.

     Special considerations applicable to Securities of any series, including any special Federal income tax consequences, will be described in the Prospectus Supplement relating thereto.

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     The Corporation will not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any person, firm or corporation, unless (i) either the Corporation is the continuing corporation, or the successor corporation is a corporation organized and existing under the laws of the United States of America or a state thereof and such corporation expressly assumes the due and punctual payment of the Securities and Additional Amounts and the due and punctual performance and observance of each covenant and condition of the Indenture and (ii) the Corporation or such successor corporation is not, immediately after such merger, consolidation, sale or conveyance, in default in the performance of any such covenant or condition. (Section 6.01 of the Indenture)

CERTAIN COVENANTS

     Definitions Applicable to Covenants. The following definitions are applicable to the covenants specified below (Section 1.01 of the Indenture):

          "Attributable Debt" means, at the time of determination as to any lease, the lesser of (A) the fair value of the property subject to such lease (as determined in good faith by the Board of Directors of the Corporation) or (B) the present value (discounted at the actual rate, if stated, or, if no rate is stated, the implicit rate of interest of such lease transaction as determined, in good faith, by the chairman of the Board of Directors, the president, any vice president, the treasurer or any assistant treasurer of the Corporation), calculated using the interval of scheduled rental payments under such lease, of the obligation of the lessee for net rental payments during the remaining term of such lease (excluding any subsequent renewal or other extension options held by the lessee). The term "net rental payments" means, with respect to any lease for any period, the sum of the rental and other payments required to be paid in such period by the lessee thereunder, but not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, earnings or profits of the lessee with respect to such leased property or of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges; provided, however, that, in the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net rental payments required to be paid from the later of the first date upon which such lease may be so terminated and the date of the determination of net rental payments, "net rental payments" includes the then current amount of such penalty from the later of such two dates, and excludes the rental payments relating to the remaining period of the lease commencing with the later of such two dates.

          "Consolidated Net Tangible Assets" means the total assets on a consolidated balance sheet of the Corporation and the Restricted Subsidiaries (less applicable reserves and other properly deductible items) less: (A) current liabilities, including the current portion of long-term debt; (B) all other liabilities except deferred income taxes and Funded Debt; (C) goodwill, trade names, trademarks, patents, organization expenses, unamortized debt discount and expense less unamortized debt premium and other like intangibles (other than deferred charges and prepaid expenses); (D) adjustments for minority interests; and (E) equity in and net advances to Subsidiaries which are not Restricted Subsidiaries and entities accounted for on the equity method of accounting. The calculation of Consolidated Net Tangible Assets is made using the Corporation's latest available consolidated statement of financial position.

          "Debt" includes notes, bonds, debentures or other similar evidences of indebtedness for money borrowed and guarantees thereof.

          "Funded Debt" means indebtedness for borrowed money owed or guaranteed by a Person and any other indebtedness which under generally accepted accounting principles would appear as debt on a balance sheet of such Person, which matures by its terms more than twelve months from the date as of which Funded Debt is to be determined or is extendible or renewable at the option of the obligor to a date more than twelve months from the date as of which Funded Debt is to be determined.

          "Mortgage" means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance which has been granted or otherwise consented to by the Corporation. Notwithstanding the foregoing, the following liens are, for purposes of the Indenture, not deemed to be Mortgages: (A) liens for taxes if the same are not at the time delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Corporation or the appropriate Restricted Subsidiary, as the case may be; (B) liens arising from any attachment being contested in good faith by appropriate proceedings and any lien arising from a judgment or award so long as a subsisting stay of execution or enforcement thereof has been obtained; (C) other liens incidental to the conduct of the Corporation's or any Restricted Subsidiary's business or the ownership of any of their respective property and assets (including, without limitation, carriers', warehousemen's, mechanics', materialmen's and vendors' liens) which do not, in the opinion of the Corporation or any Restricted Subsidiary, in the aggregate materially detract from the value of the property or assets of the Corporation and its Restricted Subsidiaries, taken as a whole, or materially impair their use in the operation of the business of the Corporation or such Restricted Subsidiary, as the case may be; (D) liens arising from pledges or deposits in connection with workers' compensation, unemployment insurance and other legislation; (E) liens arising from deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (F) liens arising from minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of any Principal Property of the Corporation or a Restricted Subsidiary, which encumbrances, easements, reservations, rights and restrictions do not, in the opinion of the Corporation, in the aggregate materially detract from the value of the property or assets of the Corporation and its Restricted Subsidiaries, taken as a whole, or materially impair their use in the operation of the business of the Corporation or such Restricted Subsidiary, as the case may be; and (G) liens created, incurred or assumed in connection with any tax-free financing.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Principal Property" means any manufacturing or processing plant or warehouse owned at the date of the Indenture by the Corporation or any of its Subsidiaries or thereafter acquired by the Corporation or any of its Subsidiaries which is located within the United States of America or Canada and the gross book value (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than (A) any property which the Board of Directors determines, in good faith, is not of material importance to the total business conducted by the Corporation and its Subsidiaries as an entirety or (B) any portion of a property which is similarly found not to be of material importance to the use or operation of such property.

          "Restricted Subsidiary" means any Subsidiary (A) which owns an interest in a Principal Property or (B) substantially all of the business of which is carried on within the United States of America or Canada.

          "Secured Debt" means any Debt (whether now existing or created after the date of the Indenture) of the Corporation or any Restricted Subsidiary, secured by a Mortgage on any Principal Property (or portion thereof) or on any shares of stock or indebtedness of a Restricted Subsidiary held by the Corporation or any Restricted Subsidiary (including any such stock or indebtedness acquired after the date of the Indenture).

          "Subsidiary" means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by the Corporation, or by one or more Subsidiaries, or by the Corporation and one or more Subsidiaries.

     Limitation on Liens. So long as any Securities are outstanding, the Corporation will not, nor will it permit any Restricted Subsidiary to, issue or assume or guarantee any Secured Debt without in any such case effectively providing concurrently with the issuance or assumption or guarantee of any such Secured Debt that the Securities offered hereby (together with, if the Corporation so determines, any other indebtedness of the Corporation or such Restricted Subsidiary ranking equally with the Securities offered hereby and then existing or thereafter created) be secured equally and ratably with (or, at the option of the Corporation, prior to) such Secured Debt, unless the aggregate amount of such Secured Debt issued or assumed or guaranteed, together with all such Secured Debt of the Corporation and its Restricted Subsidiaries which (if originally issued or assumed or guaranteed at such time) would otherwise be subject to the foregoing restrictions and all Attributable Debt deemed to be Secured Debt pursuant to the sale and lease-back covenant below, but not including Secured Debt permitted to be secured under clauses (i) through (vi) of the immediately following paragraph, does not at the time exceed 10% of Consolidated Net Tangible Assets.

     This covenant does not apply to, and there is excluded from Secured Debt:
(i) any Debt secured by a Mortgage on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary; (ii) any Debt secured by a Mortgage existing on property, shares of stock or indebtedness at the time of acquisition of such property, shares of stock or indebtedness by the Corporation or a Restricted Subsidiary, or a Mortgage to secure the payment of all or any part of the purchase price of such property, shares of stock or indebtedness upon the acquisition of such property, shares of stock or indebtedness by the Corporation or a Restricted Subsidiary or to secure any Debt incurred prior to, at the time of, or within 180 days after
(A) in the case of shares of stock or indebtedness, the date of acquisition of such shares of stock or indebtedness, and (B) in the case of property, the later of the date of acquisition of such property and the date such property is placed in service, for the purpose of financing all or any part of the purchase price thereof, or a Mortgage to secure any Debt incurred for the purpose of financing the cost to the Corporation or a Restricted Subsidiary of improvements to such acquired property; (iii) any Debt secured by a Mortgage of (A) a Restricted Subsidiary owing to the Corporation or to another Restricted Subsidiary or (B) the Corporation owing to any Restricted Subsidiary; (iv) any Debt secured by a Mortgage on property of a Corporation existing at the time such corporation is merged or consolidated with the Corporation or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Corporation or a Restricted Subsidiary; (v) any Debt secured by a Mortgage on property of the Corporation or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgage; or (vi) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Debt secured by a Mortgage referred to in the foregoing clauses (i) to (v), inclusive; provided, however, that the principal amount of such Debt does not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement is limited to all or a part of the property which secured the Debt so extended, renewed or replaced (plus improvements on such property). (Section 4.05 of the Indenture)

     Limitation on Sale and Lease-Back. So long as any Securities are outstanding, the Corporation will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Corporation or any Restricted Subsidiary of any Principal Property, which property has been or is to be sold or transferred by the Corporation or such Restricted Subsidiary to such Person, unless either (i) the Corporation or such Restricted Subsidiary would be entitled, pursuant to the provisions of the covenant on limitation on liens described above, to issue, assume, extend, renew or replace Debt secured by a Mortgage upon such property equal in amount to the Attributable Debt in respect of such arrangement without equally and ratably securing the Securities offered hereby; provided, however, that from and after the date on which such arrangement becomes effective the Attributable Debt in respect of such arrangement shall be deemed for all purposes under the covenant on limitation on liens described above and this covenant on limitation on sale and lease-back to be Debt subject to the provisions of the covenant on limitation on liens described above (which provisions include the exceptions set forth in clauses (i) through (vi) of such covenant), or (ii) the Corporation shall apply an amount in cash equal to the greater of (A) the net proceeds of the sale of the Principal Property so sold and leased back or (B) the fair market value (as determined in good faith by the Corporation's Board of Directors) of the Principal Property so sold and leased back, to the retirement (other than any mandatory retirement or by way of payment at maturity), within 180 days of the effective date of any such lease arrangement, of Funded Debt of the Corporation or any Restricted Subsidiary (other than Debt owned by the Corporation or any Restricted Subsidiary) or the purchase of other property which will constitute a Principal Property having a fair market value (as determined in good faith by the Corporation's Board of Directors) at least equal to the fair market value of the Principal Property leased in such sale and lease-back transaction or (iii) such sale and lease-back transaction is between the Corporation and a Restricted Subsidiary or between Restricted Subsidiaries. This covenant does not apply to any lease arrangements having a maximum term (including renewal and other extension options) of three years or less. (Section 4.06 of the Indenture)

DEFEASANCE

     The Indenture provides that, if the provisions of Article XII relating to defeasance are made applicable to Securities of any series, at the Corporation's option either (a) the Corporation will be deemed to have paid and discharged all outstanding Securities of such series or (b) the Corporation's obligations to comply with any term, provision, condition or covenant specified at the time of issuance of such Securities will be terminated, in either case upon the deposit with the Trustee, in trust, of money sufficient to pay and discharge such Securities or the deposit of direct noncallable obligations of, or noncallable obligations the payment of principal of and interest on which is fully guaranteed by, the United States of America, maturing as to principal and interest in such amounts and at such times as will, together with the income to accrue thereon (but without reinvesting any proceeds), be sufficient to pay and discharge the Securities of such series. (Section 12.02 of the Indenture)

MODIFICATION OF THE INDENTURE

     The Corporation and the Trustee are permitted, without the consent of the holders of the Securities, to enter into supplemental indentures to, among other purposes: (i) cure any ambiguity or correct or supplement any provisions or make provisions as will not adversely affect the interests of the holders of any Securities; (ii) establish the form or terms of Securities; or (iii) add to the covenants of the Corporation further covenants or provisions as the Board of Directors of the Corporation and the Trustee consider to be for the protection of the holders of the Securities and add further events of default to the Indenture. (Section 10.01 of the Indenture)

     The Indenture also contains provisions permitting the Corporation and the Trustee to modify or amend the Indenture or any supplemental indenture or the rights of the holders of the Securities issued thereunder, with the consent of the holders of not less than 66 2/3% in principal amount of the Securities of all series at the time outstanding under such Indenture which are affected by such modification or amendment (voting as one class), provided that no such modification will (i) extend the fixed maturity of any Securities, or reduce the principal amount thereof, or premium, if any, or reduce the rate or extend the time of payment of interest or Additional Amounts thereon, or reduce the amount due and payable upon acceleration of the maturity thereof or the amount provable in bankruptcy, or make the principal of, or premium, interest or Additional Amounts on, any Security payable in any coin or currency other than that provided in such Security, (ii) impair the right to initiate suit for the enforcement of any such payment on or after the stated maturity thereof or redemption date, if any, or (iii) reduce the aforesaid percentage of Securities, the consent of the holders of which is required for any such modification, or the percentage required for the consent of the holders to waive defaults without the consent of the holder of each Security so affected. (Section 10.02 of the Indenture)

EVENTS OF DEFAULT

     An Event of Default with respect to any series of Securities is defined in the Indenture as being: (i) default in payment of any principal or premium, if any, on Securities of such series; (ii) default for 30 days in payment of any interest or Additional Amounts on Securities of such series; (iii) default for 90 days after notice in performance of any other covenant applicable to the Securities of such series; (iv) certain events of bankruptcy, insolvency or reorganization; or (v) the occurrence of any default under an instrument evidencing or securing other indebtedness of the Corporation or any Subsidiary for borrowed money in excess of the greater of 1% of the Corporation's shareholders' equity (as represented on the Corporation's latest available consolidated statement of financial position) or $10 million, resulting in the acceleration of such indebtedness, which acceleration is not being contested in good faith by the Corporation or any such Subsidiary and is not rescinded or annulled pursuant to the instrument evidencing or securing such indebtedness. (Section 6.01 of the Indenture) In case an Event of Default under clause (i),
(ii) or (iii) shall occur and be continuing with respect to any series, the Trustee or the holders of not less than 25% in aggregate principal amount of Securities of all series affected thereby may declare the principal (or, in the case of discounted Securities, the amount specified in the terms thereof) of such series to be due and payable. In case an Event of Default under clause (iv) or (v) shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of all of the Securities then outstanding (voting as one class) may declare the principal (or, in the case of discounted Securities, the amount specified in the terms thereof) of all outstanding Securities to be due and payable. Any Event of Default with respect to a particular series of Securities may be waived by the holders of a majority in aggregate principal amount of the outstanding Securities of such series (or of all of the outstanding Securities, as the case may be), except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts, if any, in respect of such Security for which payment had not been subsequently made. (Section 6.01 of the Indenture) The Indenture provides that the Trustee may withhold notice to the securityholders of any default (except in payment of principal or premium, interest or Additional Amounts, if any) if it considers it in the interest of the securityholders to do so. (Section 6.07 of the Indenture)

     Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the securityholders, unless such securityholders shall have offered to the Trustee reasonable indemnity. (Sections 7.01 and 7.02 of the Indenture) Subject to such provisions for the indemnification of the Trustee and to certain other limitations, the holders of a majority in aggregate principal amount of the Securities of all series affected (voting as one class) at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. (Section
6.06 of the Indenture)

     The Corporation will be required to file with the Trustee annually an officers' certificate as to the absence of certain defaults under the terms of the Indenture. (Section 4.07 of the Indenture)

BOOK-ENTRY SYSTEM

     The Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with or on behalf of a depositary (a "Depositary") identified in the Prospectus Supplement relating to such series.

     The specific terms of the depositary arrangement with respect to any Securities of a series will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will apply to all depositary arrangements.

     Unless otherwise specified in an applicable Prospectus Supplement, Securities that are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such Depositary or its nominee. Upon the issuance of a Global Security in registered form, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("Participants"). The accounts to be credited shall be designated by the underwriters or agents of such Securities or by the Corporation, if such Securities are offered and sold directly by the Corporation. Ownership of beneficial interests in such Global Securities will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests by Participants in such Global Securities will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Security. Ownership of beneficial interests in Global Securities by persons that hold through Participants will be shown on, and the transfer of that ownership interest within such Participant will be effected only through, records maintained by such Participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by such Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in such Global Securities will not be entitled to have Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Payment of principal of, premium, if any, and any interest on Securities registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such Securities. None of the Corporation, the Trustee, or any agent of the Corporation or Trustee will have any responsibility or liability for any aspect of the Depositary's records relating to or payments made on account of beneficial ownership interests in a Global Security for such Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Corporation expects that the Depositary for Securities of a series, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security, will immediately credit, on its book-entry registration and transfer system, the accounts of Participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Security as shown on the records of such Depositary. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such Participants.

     A Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary. A Global Security representing the Securities is exchangeable for Securities in definitive registered form only if
(x) the Depositary notifies the Corporation that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act and in either case the Corporation fails within 90 days thereafter to appoint a successor or
(y) the Corporation in its sole discretion determines that such Global Security shall be so exchangeable. In such event, the Corporation will issue Securities in definitive registered form in exchange for the Global Security representing such Securities. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of the Depositary or its nominee. (Section 2.05 of the Indenture)

CONCERNING THE TRUSTEE

     The Trustee (or certain of its affiliates) also acts as depository for funds of, makes loans to, acts as trustee for and performs certain other services for the Corporation and certain of its subsidiaries and affiliates in the normal course of its business.

                              PLAN OF DISTRIBUTION

     The Corporation may sell Securities to or through underwriters, directly to other purchasers or through dealers or agents.

     The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of Securities, underwriters, dealers or agents may receive compensation from the Corporation or from purchasers of Securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters and any discounts or commissions received by them from the Corporation and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received from the Corporation will be described, in the related Prospectus Supplement.

     If so indicated in the related Prospectus Supplement, the Corporation will authorize agents and underwriters to solicit offers by certain institutions to purchase Securities from the Corporation at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and unless the Corporation otherwise agrees the aggregate principal amount of Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the related Prospectus Supplement. Institutions with which Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to the approval of the Corporation. Contracts will not be subject to any conditions except that the purchase by an institution of the Securities covered by its Contract will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the related Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Securities pursuant to Contracts accepted by the Corporation.

     Underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under the Securities Act, or contribution from the Corporation for payments which such underwriters, dealers or agents may be required to make in respect of such liabilities, under agreements which may be entered into by the Corporation.

                                    EXPERTS

     The consolidated financial statements and schedule of the Corporation incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, has been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included or incorporated by reference therein and incorporated herein by reference. Such financial statements and schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the Securities offered hereby will be passed upon for the Corporation by Jones, Day, Reavis & Pogue, and for any underwriters, agents or dealers by Brown & Wood LLP. James E. Kline, Vice President and General Counsel of the Corporation, will also pass upon certain matters in connection with the issuance, sale and delivery of the Securities. Mr. Kline owns and has options to purchase common shares of the Corporation.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          Securities and Exchange Commission filing fee............................   $ 60,606
          Printing and engraving...................................................     22,000*
          Services of counsel......................................................     75,000*
          Services of independent auditors.........................................     30,000*
          Trustee fees and expenses................................................      4,100*
          Rating Agency fees.......................................................     81,250*
          Miscellaneous............................................................     10,000*
                                                                                     ---------
            Total..................................................................   $282,956*
                                                                                     =========

---------------
* Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Amended Code of Regulations of the Corporation contains the following provisions with respect to indemnification of directors and officers:

          SECTION 1. INDEMNIFICATION. The Corporation shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or salaried employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise. The indemnification provided hereby shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any law, the articles of incorporation or any agreement, vote of shareholders or of disinterested directors or otherwise, both as to action in official capacities and as to action in another capacity while he is a director, officer or salaried employee of the Corporation, and shall continue as to a person who has ceased to be a director, officer or salaried employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

          SECTION 2. INSURANCE. The Corporation may, to the full extent then permitted by law and authorized by the directors, purchase and maintain insurance on behalf of any persons described in the preceding paragraph against any liability asserted against and incurred by any such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability.

          SECTION 3. INDEMNIFICATION AGREEMENTS. The Corporation may enter into agreements with any persons described in Section 1 of this Article IV to provide indemnification against any liability asserted against or incurred by any such person in such capacity, or arising out of his status as such, to the full extent permitted by law.

     Ohio Revised Code Section 1701.13(E) gives the Corporation the right to indemnify any person acting on its behalf, who was or is a party or threatened to be made a party to a suit other than by or in the right of the Corporation, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with the suit, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal proceeding, if he had no reasonable cause to believe his conduct was unlawful. The Ohio statute also permits indemnification by the Corporation of any person acting on its behalf for expenses, including attorneys' fees, incurred in a suit by or in the right of the Corporation itself if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that there shall be no indemnification in respect of any such claim by or in the right of the Corporation as to which such person shall be adjudged to be liable for negligence or misconduct, unless a court shall determine that such person is fairly and reasonably entitled to indemnity. If the party has been successful in defending any such a suit or a claim or issue which is a part thereof, the statute provides that he shall be indemnified for his expenses. Such statutory indemnification is not exclusive of any other rights under the Corporation's Amended Articles of Incorporation or Amended Code of Regulations, or any agreement or vote of shareholders or disinterested directors.

     The Corporation maintains directors' and officers' liability insurance which pays, subject to policy limitations and retentions, for loss arising from any claim against a director or officer of the Corporation by reason of a wrongful act done in his respective capacity, including breaches of duty, neglect, errors, misstatements, misleading statements and omissions. An act brought about or contributed to by dishonesty is excluded, as is an accounting for profits made from the purchase or sale of the Corporation securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934.

ITEM 16. EXHIBITS.

 *(1)      Form of Underwriting Agreement (for Debt Securities).
**(4)-1    Indenture dated as of May 1, 1996 between Aeroquip-Vickers, Inc. (formerly TRINOVA
           Corporation) and The First National Bank of Chicago (as successor-in-interest to
           NBD Bank).
**(4)-2    First Supplemental Indenture dated as of April 17, 1997 between Aeroquip-Vickers,
           Inc. (formerly TRINOVA Corporation) and The First National Bank of Chicago (as
           successor-in-interest to NBD Bank).
**(5)      Opinion of Jones, Day, Reavis & Pogue.
**(12)     Computation of Ratio of Earnings to Fixed Charges.
**(23)-1   Consent of Jones, Day, Reavis & Pogue (contained in the Opinion listed as Exhibit
           (5)).
**(23)-2   Consent of Ernst & Young LLP.
**(24)     Powers of Attorney.
**(25)     Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The First National Bank of Chicago.

---------------

* To be filed by amendment or incorporated by reference in connection with any offering of Securities, as appropriate.

** Filed herewith.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE CORPORATION CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MAUMEE, STATE OF OHIO, ON THE 29TH DAY OF AUGUST, 1997.

                                            AEROQUIP-VICKERS, INC.

                                            By;     /s/ DARRYL F. ALLEN
                                              ----------------------------------
                                                       DARRYL F. ALLEN
                                               CHAIRMAN OF THE BOARD, PRESIDENT
                                                 AND CHIEF EXECUTIVE OFFICER

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

               SIGNATURE                                TITLE                       DATE
---------------------------------------  --------------------------------------------------------

/s/ DARRYL F. ALLEN                      Chairman of the Board, President         August 29, 1997
---------------------------------------  and Chief Executive Officer
DARRYL F. ALLEN                          (Principal Executive Officer)

/s/ DAVID M. RISLEY                      Vice President --                        August 29, 1997
---------------------------------------  Finance and Chief Financial Officer
DAVID M. RISLEY                          (Principal Financial Officer)

/s/ GREGORY R. PAPP                      Corporate Controller                     August 29, 1997
---------------------------------------  (Principal Accounting Officer)
GREGORY R. PAPP

/s/ PURDY CRAWFORD*                      Director                                 August 29, 1997
---------------------------------------
PURDY CRAWFORD

/s/ JOSEPH C. FARRELL*                   Director                                 August 29, 1997
---------------------------------------
JOSEPH C. FARRELL

/s/ DAVID R. GOODE*                      Director                                 August 29, 1997
---------------------------------------
DAVID R. GOODE

/s/ PAUL A. ORMOND*                      Director                                 August 29, 1997
---------------------------------------
PAUL A. ORMOND

/s/ JOHN P. REILLY*                      Director                                 August 29, 1997
---------------------------------------
JOHN P. REILLY

/s/ WILLIAM R. TIMKEN, JR.*              Director                                 August 29, 1997
---------------------------------------
WILLIAM R. TIMKEN, JR.

*By James E. Kline, Attorney-In-Fact

/s/ JAMES E. KLINE                                                                August 29, 1997
---------------------------------------
VICE PRESIDENT AND GENERAL COUNSEL

                                 EXHIBIT INDEX

                                                                                   PAGINATION
                                                                                   SEQUENTIAL
  EXHIBIT                                                                            NUMBER
  NUMBERS                          DESCRIPTION OF DOCUMENT                           SYSTEM
----------------------------------------------------------------------------------------------
 *(1)      Form of Underwriting Agreement (for Debt Securities).
**(4)-1    Indenture dated as of May 1, 1996 between Aeroquip-Vickers, Inc.
           (formerly TRINOVA Corporation) and The First National Bank of Chicago
           (as successor-in-interest to NBD Bank).
**(4)-2    First Supplemental Indenture dated as of April 17, 1997 between
           Aeroquip-Vickers, Inc. (formerly TRINOVA Corporation) and The First
           National Bank of Chicago (as successor-in-interest to NBD Bank).
**(5)      Opinion of Jones, Day, Reavis & Pogue.
**(12)     Computation of Ratio of Earnings to Fixed Charges.
**(23)-1   Consent of Jones, Day, Reavis & Pogue (contained in the Opinion listed as Exhibit (5)).
**(23)-2   Consent of Ernst & Young LLP.
**(24)     Powers of Attorney.
**(25)     Form T-1 Statement of Eligibility and Qualification under the Trust
           Indenture Act of 1939 of The First National Bank of Chicago.

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*  To be filed by amendment or incorporated by reference in connection with any offering of Securities, as appropriate.

** Filed herewith.